EX-99.28(d)(2)(a)

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT dated as of the 14th day of October, 2011, to the Investment Advisory Agreement dated as of February 1, 2010 (the “Agreement”), is entered into by and among Jacob Funds Inc., a Maryland corporation (the “Corporation”), and Jacob Asset Management of New York LLC, a New York limited liability company (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend said Agreement by changing Exhibit A thereof;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto to reflect the renewal of the Agreement for the Jacob Small Cap Growth Fund and Jacob Wisdom Fund for an additional year, with a new term of November 27, 2011 through November 26, 2012.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.

By: _/s/ Ryan I. Jacob_____

Name: Ryan I. Jacob

Title: President and CEO

JACOB ASSET MANAGEMENT OF NEW YORK LLC

By: _/s/ Ryan I. Jacob_____

Name: Ryan I. Jacob

Title: Chairman and CEO

Exhibit A to Investment Advisory Agreement dated February 1, 2010, between Jacob Asset Management of New York LLC and Jacob Funds Inc.

Series Name	Effective Date	Renewal Deadline
Jacob Small Cap Growth Fund Jacob Wisdom Fund	February 1, 2010 February 18, 2010	November 26* November 26**

*  The advisory agreement for the Jacob Small Cap Growth Fund was originally effective for a two-year term ending on January 31, 2012.  At the October 14, 2011 quarterly board meeting, the board amended the term so that it was renewed for a period from November 27, 2011 through November 26, 2012. Thereafter, the annual renewal deadline will be November 26 each calendar year.

**  The advisory agreement for the Jacob Wisdom Fund was originally effective for a two-year term ending on February 17, 2012.  At the October 14, 2011 quarterly board meeting, the board amended the term so that it was renewed for a period from November 27, 2011 through November 26, 2012. Thereafter, the annual renewal deadline will be November 26 each calendar year.

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